Contract No.: ZJXD-JK20120060

Loan Contract

Borrower: CER Energy Recovery (Shanghai) Co., Ltd.

Lender: Shanghai Pudong Zhanjiang Micro-credit Co., Ltd.

Dear client,

Thanks for your supports to Shanghai Pudong Zhanjiang Micro-credit Co., Ltd.(“Our Company”), please take note of the following items:

1. Please pay attention to the due date of principal and interest and ensure timely payment made according to the contract. Should your company / you breach the contract, our Company has the right to claim the loan due immediately. You company has to repay the principal and interest under the contract and assume the liability for breach of contract.

2. Please pay special attention to the clauses marked by “▲▲”. These clauses are the important clauses related to your rights and obligations. Please make sure your company / you carefully read and fully understand all contractual terms and have no objection.

3. If your company/ you breach the contract, your company’s / your default record will be provided to relevant government departments, including the People's Bank of China, association of small loan companies, relevant industry associations, financial institutions. Your company’s / your breach may adversely affect your company’s / your future applications for bank loans and government subsidies and may also adversely affect the personal credit of the related responsible person.

4. Please cooperate with our check after the loan drawdown. The check includes the usage of the fund and your company’s operational condition. Please provide us with the related material truthfully.

5. The reminders that our Company currently makes, such as the repayment reminders, online reminders, are the free value-added services our Company provides to our clients, which do not constitute an obligation to our Company.

We inform you all the above. Thank you for your company’s / your cooperation and support. Wish a pleasant cooperation with your company / you.

Shanghai Pudong Zhanjiang Micro-credit Co., Ltd.

Please read this Contract carefully and pay special attention to the terms marked by “▲▲”. If you have any objection, please ask the Lender to make timely correspondent explaination.

Borrower:	CER Energy Recovery (Shanghai) Co., Ltd.

Legal Representative:	Qinhuan Wu

Address:	Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai , China

Post Code:	201203

Business License no.:	310115400249903

Contact Person:	Simon Dong

Telephone:	13801969233

Lender:	Shanghai Pudong Zhanjiang Micro-credit Co., Ltd.

Person in Charge:	Xianpei Lin

Address:	Building#4, No. 439 Chunxiao Road, Shanghai,China

Post Code:	201203

Telephone:	021-58959900	Fax:	021-58959900

The Borrower thinks the Lender has the right to engage in lending transaction and apply for a loan to the Lender. Upon equal negotiations and mutual agreement, the Lender and the Borrower enter into this Contract in relation to the provision of relevant loan by the Lender to the Borrower.

Article 1	Major terms and security of Loan

1.1	The currency and amount of the loan hereunder shall be RMB 10,000,000

1.2	The term of the loan hereunder shall be six months commencing from Feb 27, 2012 to Feb 20, 2013 (the actual drawdown date shall be the corresponding date as stated on the debt certificate. The debt certificate shall constitute integral part of this Contract and have equal legal effect as this Contract).

1.3	The loan hereunder shall be used for the working capital purposes. The Lender may supervise the use of the proceeds of the loan.

1.4	Performance bond: None.

1.5	The Borrower must secure the performance of this Contract in accordance with the requirements of the Lender. The security of this contract can be one or more among the guarantee, mortgage, pledge or other way of security.

1.6	The detailed information about the security is described under the security clauses of this Contract. The agreements includes but not limits to the followings:

●	If there is any default in repayment, the Borrower agrees to further secure the loan by a mortgage of its new office building in Zhangjiang, Shanghai . Address of the building is Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai , China

●	The guarantor, Mr. Qinghuan Wu, provides the Lender unconditional and irrevocable guarantee letter. The guarantor assumes joint liability under the guarantee letter.

●	The loan is secured by a pledge of the accounts receivables owned by the Borrower.

1.7	The Borrower hereby acknowledges that the Lender has the right to freely choose its way to exercise any or part of the creditor’s rights under this Contract. The borrower agrees to give up defense towards the Lender’s choice.

Article 2	Interest rate and interest calculation

2.1	Interest rate under this Contract is RMB Fixed interest rate.

The rate is at 12% per annum, which shall remain unchanged within the term of this Contract.

2.2	The daily interest rate shall be applicable monthly interest rate/30. The monthly interest rate shall be applicable annual interest rate/12. One month shall be 30 days.

2.3	Calculation of interest

2.3.1.	Normal interest=applicable interest rate*drawdown amount*occupation days. Occupation days shall be counted from the actual drawdown date to the due date.

2.3.2.	Borrower shall pay penalty for the overdue amount. Penalty is calculated by the overdue amount and the overdue period. Should the Borrower fail to repay the principal and interest under the Contract on time, the Lender is entitled to claim penalty interest at a rate that four times the current interest rate. Penalty=(overdue principal or overdue interest)*(4*daily interest)*overdue days. The daily interest is the contractual daily interest agreed in this Contract.

2.3.3.	The penalty is settled at both principal repayment date and interest settlement date. If the Borrower repays part of the overdue amount, the repayment first goes to the penalty, then the normal overdue principal and interest. The loan with early maturity has priority in settlement.

2.3.4.	Should the Borrower misappropriate the fund in violation of the purpose of the loan; the Lender is entitled to claim penalty interest at a rate that four times the current interest rate from the misappropriation date.

2.4	The loan interest hereunder shall be settled every month (month/quarter/half year). If interest is settled on a monthly basis, the settlement date shall be 20th day of each month.

The first interest period shall commence from the actual drawdown date to the first interest settlement date; the last interest period shall commence from the day immediately following the end of the preceding interest period to the day that is one day before the final repayment date; and each of the other interest period shall commence from the day immediately following the end of the preceding interest period to the next interest settlement date.

Interest payment date is the first bank business day immediately after interest settlement date. In case of legal holidays, the payment date extends to the first bank business day immediately after the legal holidays.

Upon maturity of the loan, all outstanding interest shall be paid together with the principal.

Article 3	Drawdown and repayment

3.1	The loan hereunder shall be drawdown in lump.

The Borrower shall make the drawdown within 2 months after the Contract is signed and all the related procedures are completed or within the period that agreed by the Lender, or the Lender has the right to refuse the drawdown.

3.2	▲▲The Lender has no obligation to advance any loan to the Borrower until all following conditions have been satisfied.

3.2.1.	Total drawdown amount does not exceed the amount agreed in Article 1.1.

3.2.2.	The drawdown application date and actual drawdown date are made by the Borrower within the borrowing term.

3.2.3.	The Borrower has provided related government approval, registration (if necessary) and any other procedure required by the Lender. All the above have taken effect and are continuously effective.

3.2.4.	The guaranty contract (if any) under this Contract have taken effect and is continuously effective; If the guaranty contract is a mortgage contract or pledge contract, the correspondent mortgage or pledge has been secured.

3.2.5.	The Borrower operation and financial condition does not suffer any material adverse change.

3.2.6.	The Borrower meets the related requirement of the Lender.

3.2.7.	There is no default event occurring under this Contract.

3.2.8.	If required, the Borrower shall provide the Lender with a due diligence report issued by a designated lawyer office or accounting firm.

3.3	As for the drawdown information, the documents retained, certificates and notes shall prevail. The Lender has the right to ask the Borrower sign a debt certificate.

3.4	Repayment is made by installment. The Borrower shall repay RMB 0.9 million every month since April 2012.

When the loan is repaid by installment, the Borrower shall inform the Lender of the repayment amount and date by written notice. If the Lender is not informed, the Borrower shall bear the interest during the period.

3.5	▲▲If the Borrower applies for prepayment of all or part of the loan, it shall submit a written application to the Lender for its approval 3 bank business days prior to such prepayment, and pay to the Lender relevant compensation as agreed hereunder. If the Borrower prepays the Lender within 30 day (including 30 days) from the actual drawdown date, the Borrower shall pay interest of 30 days and the processing fee according to the interest rate agreed in Article 2.1. If the Borrower prepays the Lender after 30 day from the actual drawdown date, the Borrower shall pay interest according to the actual borrowing period.

3.6	The Lender will provide the funds to the Borrower through promissory note, credit voucher, online banks or others. If fund is provided in the manner of promissory note, the Lender shall starts accruing interest from the note issuing day and the Borrower shall take the promissory note on the issuing day. If fund is provided in the manner of credit voucher or online banks, the Lender shall start accruing interest from the day that the fund is successfully transferred to the Borrower’s account and stop accruing interest from the day that the principal is fully repaid. If the opening bank of the Lender and Borrower are different, the Borrower may not receive the funds on the day that the Lender transfers it. Hence the Borrower shall try to provide the bank account with the same opening bank as the Lender’s so as to receive the funds as soon as possible. If the Borrower affords the false bank account to the Lender which leads to unsuccessful transfer of funds, the Borrower shall assume the interest loss arousing from its mistake. The interest loss shall be calculated at a rate agreed in this Contract. If the unsuccessful transfer of funds is caused by the Lender, the interest loss shall be assumed by Lender.

Article 4	▲▲Representations and warranties

4.1	The Borrower is an independent legal entity, which has all the necessary rights and can take the responsibility under this Contract and bear civil liability.

4.2	It has obtained all necessary authorizations or approvals to enter into this Contract. Its execution and performance of this Contract does not violate any applicable laws or regulations.

4.3	All documents and information provided by the Borrower to the Lender are true, accurate, complete and effective and do not contain any false record, gross omission or misleading statement.

Article 5	Rights and responsibilities of the Lender

5.1	The Lender has the right to receive the principal and interests (including the overdue and misappropriation penalty interest) and exercise other rights regulated by law or agreed in this Contract. If the Borrower is in default, the Lender has the right to declare accelerated maturity of the loan or withdraw part of the loan, or/and forfeit the performance bond.

5.2	The Lender may transfer all or part of its rights hereunder to a third party by notifying the Borrower, without consent of the Borrower.

Once the Lender sends written notice to the Borrower, the both Parties of this Contract automatically adjust to be the creditor assignee and the Borrower. Both Parties shall continue to implement this Contract. There is no need to renew the Contract unless the Borrower present written objection within three bank business days from the notification is received.

5.3	The Lender may transfer its right to loan proceeds hereunder to a third party without sending notice to the Borrower. The Borrower shall continue to undertake its obligation under this Contract.

5.4	The Lender shall deduct the repayment in a sequence of expense, penalty, interest and principal.

5.5	The Lender undertakes to keep non-public materials and information provided by the Borrower confidential, unless otherwise required by applicable laws and regulations or agreed hereunder.

5.6	The Borrower agrees that the Lender has the right to engage the details of its implementation of this Contract into the credit system.

Article 6	Rights and responsibilities of the Borrower

6.1	The Borrower undertakes to settle principal, interest and any other amount payable in relation to the loan hereunder in accordance with the debt certificate and this Contract.

6.2	The Borrower undertakes to draw down and use the loan in accordance with the schedule and purpose as agreed hereunder. The Borrower shall not use the proceeds of the loan hereunder for any other purpose that is not agreed in this Contract.

6.3	▲▲The Borrower undertakes to bear expenses for entering into and performing this Contract, and expenses paid and payable by the Lender for realization of its claim hereunder, including without limitation litigation or arbitration fee, attachment fee, attorney's fee, enforcement fee, appraisal fee, auction fee and announcement fee.

6.4	▲▲The Borrower undertakes to accept and actively cooperate with the Lender's check and supervision on use of the proceeds of the loan (including purpose of the loan) and the Lender’s operation condition. The Borrow shall provide the Lender with the financial documents and other information, and ensure all these materials are true, complete and accurate.

6.5	▲▲The Borrower undertakes to promptly notify the Lender upon occurrence of any of the following events. A written application shall be submitted to the Lender for its notification 30 bank business days prior to such prepayment. The Borrower commits that the following actions shall not be taken without the written approval of Party B.

6.5.1.	Selling, offering, renting, lending, transferring, mortgaging, pledging or disposing most or all of its significant assets in other ways.

6.5.2.	Significant change in the operation structure or the form of ownership, including but not limit to contracting, rent, jointly operation, stock restructuring, company selling, merger, division, transfer of stock, , setup of subsidiary, decrease of registered capital and other action that may cause an adverse impact on the Lender's rights and interests.

6.6	▲▲The Borrower undertakes to promptly notify the Lender upon occurrence of any of the following events. A written application shall be submitted to the Lender for its notification7 bank business days prior to such prepayment.

6.6.1	Any change to its articles of association, company name, legal representative, address, correspondence, business scope, or other significant decision related to fiancé or personnel;

6.6.2	The Borrower or the guarantor has applied or been applied, or may apply or be applied, for bankruptcy.

6.6.3	The Borrower is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to seizure, attachment or supervision in accordance with applicable laws.

6.6.4	Provision of guaranty to third party that may cause an adverse impact on Party A’s financial condition or ability to repay debt under the Contract.

6.6.5	Signing Contract or agreement that may cause an adverse impact on Party A’s ability to repay debt under the Contract.

6.6.6	The Borrower’s winding-up, dissolution, liquidation, suspension of business, revocation or cancellation of its business license.

6.6.7	The Borrower, its legal representative or its major management personnel is suspected of major crime or involved in any material dispute.

6.6.8	The Borrower’s financial condition suffers deterioration, which has affected or may affect performance of its obligations hereunder; or there occurs the events which put negative effects on the financial condition or ability of repayment of the Borrower.

6.6.9	The amount of the related-party transaction exceeds 10% of the net assets (which is currently audited).

6.6.10	The Borrower and the guarantor change or add operational address.

6.7	▲▲If there occur the events which will put negative effects on the guaranty under this Contract; the Borrower shall provide the Lender with other guaranty that is acknowledged by the Lender. The events includes but not limits to:

6.7.1	The guarantor is under merge, division, winding-up, dissolution, liquidation, suspension of business, or its business license has been or it has applied or been applied, or may apply or be applied, for bankruptcy.

6.7.2	There occur the events which put negative effects on the operation and financial condition of the guarantor.

6.7.3	The guarantor is or may be involved in any material economic dispute, litigation or arbitration, or its major property is subject to supervision in accordance with applicable laws.

6.7.4	The value of the guaranty decreases or may decrease or is subject to seizure, attachment or supervision in accordance with applicable laws.

6.7.5	The guarantor, its legal representative or its major management personnel is suspected of major crime or involved in any material dispute.

6.7.6	If the guarantor is a natural person, in this circumstance, the guarantor is missing, dead or claimed dead.

6.7.7	The guarantor default under this Contract.

6.7.8	There arises dispute between the Borrower and the guarantor.

6.7.9	The guarantor asks for ending the guaranty agreement.

6.7.10	The guaranty agreement does not take effect, is ineffective or canceled

6.7.11	The guaranty is not set up or invalidly set up.

6.7.12	Other event that will affect the safety of the debt obligation of the Lender.

Article 7	Special clause

The Borrower agrees to undertake all the default responsibilities, including repaying the principal and interest, forfeiting the performance bond, paying the penalty and any other cost. i.e. the lawyer fee, litigation fee, preservation fee.

Article 8	▲▲Adjustment of principal amount and claim of the accelerated maturity of the loan

The Lender may reduce, suspend or cancel the credit amount under this Contract, declare accelerated maturity of all or part of the loan, require the Borrower to immediately repay all or part of the principal and pay the interest of the loan and ask for compensation according to the default clauses agreed in this Contract if not repaid on time, if any of the following events occurs within the term of this Contract:

8.1	The Borrower fails to repay the principal or interests according to this contract or any of the debt certificates.

8.2	The representation and guaranty made by the Borrower under Article 4 is not true.

8.3	The Borrower or the guarantor collateralizes the guaranty again without the consensus of the Lender.

8.4	There occurs one of the events listed in Article 6.6 and 6.7.

8.5	The Borrower defaults in other contracts with the Lender and does not correct its behavior after notifying by the Lender.

8.6	The borrower breaches other terms of this Contract.

The accelerated maturity of all or part of the loan takes effect since the Lender makes the declaration. Written notice will be sent to the Borrower after the declaration.

Article 9	▲▲Default

9.1	Since this Contract takes effect, the Lender has the right to forfeit all the performance bond, declare accelerated maturity of the loan, require the Borrower to immediately repay all or part of the principal and pay the interest of the loan and ask for compensation according to the default clauses agreed in this Contract if not repaid on time, if the Borrower is in default upon occurrence of any default events motioned in this Contract.

9.2	If the Borrower fails to repay any principal, interest or use the funds according to the agreed purpose, the Lender has the right to settle penalty based on the overdue penalty interest or misappropriation penalty interest.

9.3	If the Borrower fails to repay any principal and interest, it undertakes to reimburse the Lender such expenses in relation to realize the debt obligation. i.e. Reminder fees, legal fees (or arbitration fees ) , security fees , advertising fees, collateral and disposal fees , transfer fees , execution fees, lawyer fees, travelling fees and other fees.

9.4	The Lender may make a public announcement in media to demand repayment if the Borrower deliberately avoids supervision of the Lender, fails to repay any principal, interest. The Lender may report the crime of fraud in loan if the material provided by the Borrower is not true.

Article 10	▲▲Deduction

10.1	The Borrower undertakes to transfer the payable interest, principal and other expenses to the designated account on every repayment date and settlement date. Funds transferring into the bank account of the Lender listed below are deemed to be repayment.

Account Name: Shanghai Pudong Zhanjiang Micro-credit Co., Ltd.

Opening bank: Shanghai Pudong Development Bank, Zhangjiang Branch

Account No.: 97160158000000409

10.2	If the amount deducted by the Lender is insufficient to repay all debts owed by the Borrower, the Borrower agrees to deduct in a sequence of expense, penalty, interest and principal.

Article 11	Covenant

11.1	When both Parties agree the credit has been granted to the Borrower, the Lender has the right to receive a processing fee of RMB 0.2 million in lump from the Borrower before the first drawdown.

11.2	Both Parties agree that the Borrower shall repay the loan of RMB 5 million (Contract No. ZJXD-JK2011300) to the Lender within 3 bank business days after it obtains the loan from the Bank of Communication, or the Lender has the right to declare accelerated maturity of the loan under this Contract.

The Borrower shall repay the loan to the Lender immediately after it receives the accounts receivable from Zhenjiang Kailin, or the Lender has the right to declare accelerated maturity of the loan under this Contract.

Article 12	Dispute Resolution

Either Party may submit the dispute to a court in the place where the Lender is located to start litigation. During the proceedings, both Parties shall continue to perform their respective duties, responsibilities and obligations hereunder in a faithful, diligent and responsible manner.

Article 13	Miscellaneous

The debt certificate shall constitute integral part of this Contract and have equal legal effect as this Contract

This Contract takes effect after signing by both Parties.

The Contract is made in three duplicates with the equal legal effect.

The Borrower has read the terms above and the Lender has made correspondent explanations as required by the Borrower. The Borrower has no objection over all the terms of this Contract.

Signature Page

Borrower (seal): __
CER Energy Recovery (Shanghai) Co., Ltd.
Legal representative/authorized representative:
Qinghuan Wu

Date: _____________________

Lender (seal):__

Shanghai Pudong Zhangjiang Micro-credit Co., Ltd.

Person-in-charge/authorized representative:

Xianpei Lin